EXHIBIT 10.5

COLLATERAL PLEDGE AND SECURITY AGREEMENT

COLLATERAL PLEDGE

AND SECURITY AGREEMENT

Dated as of November __, 2007

between

PETROHUNTER ENERGY CORPORATION

as Pledgor

and

BRUCE E. LAZIER

as Collateral Agent

This Collateral Pledge and Security Agreement (as supplemented from time to time, this “Pledge Agreement”) is made and entered into as of November __, 2007 between PETROHUNTER ENERGY CORPORATION, a Maryland corporation (the “Pledgor”), having its principal offices at Suite 1400, 1875 Lawrence Street, Denver, CO 80202, and BRUCE E. LAZIER as collateral agent for the holders (the “Holders”) of the Debentures (as defined herein) issued by the Pledgor (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgor and Renaissance Capital Group, Inc. (the “Initial Purchaser”) are parties to a Securities Purchase Agreement dated November __, 2007 (the “Purchase Agreement”), pursuant to which the Pledgor will issue and sell to the Initial Purchasers and other purchasers $15 million aggregate principal amount of Series A 8.50% Convertible Debentures Debentures due November __, 2012 (the “Debentures”); and

WHEREAS, pursuant to the Purchase Agreement, the Pledgor is required to pledge to the Collateral Agent for the benefit of the Holders, at the Closing Date (as defined in the Purchase Agreement) all of its shares of stock of Sweetpea Petroleum Pty Ltd, a company registered under the Corporations Act 2001 (Australia) (the “Sweetpea Shares”) to secure the repayment in full of the Debentures (such obligation, together with the obligation to repay the principal, premium, if any, interest (including Liquidated Damages, if any), fees, expenses or otherwise on the Debentures and under this Agreement and any other transaction document related thereto in the event that the Debentures become due and payable prior to such time as the Debentures shall have been paid in full, being collectively referred to herein as the “Obligations”); and

WHEREAS, it is a condition precedent to the purchase of the Debentures by the Initial Purchasers pursuant to the Purchase Agreement that the Pledgor deposit such Pledged Securities with the Collateral Agent to be held subject to the terms of this Pledge Agreement and shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Pledge Agreement; and

WHEREAS, the Pledgor has also agreed to pledge the Sweetpea Shares to the Collateral Agent for the benefit of Global Project Finance AG (“Global”), at the Closing Date, to secure the repayment of up to $6.5 million (the “Secured Amount”) advanced by Global under Credit and Security Agreements dated January 9, 2007 and May 21, 2007;

NOW, THEREFORE, in consideration of the premises herein contained, and in order to induce the Initial Purchasers to purchase the Debentures, the Pledgor and the Collateral Agent hereby agree, for the benefit of the Initial Purchasers and for the ratable benefit of the Holders, as follows:

SECTION 1.  Definitions; Appointment; Deposit and Investment.

1.1    Definitions.

(a)  Unless otherwise defined in this Pledge Agreement, terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of Colorado (“Colorado Uniform

Commercial Code”) from time to time are used in this Pledge Agreement as such terms are defined in such Article 8 or 9.

(b)  In this Pledge Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Closing Date” has the meaning specified in the Purchase Agreement.

“Collateral” has the meaning specified in Section 1.3 hereof.

“Collateral Agent” has the meaning specified in the recitals of the parties hereto.

“Colorado Uniform Commercial Code” has the meaning specified in Section 1.1(b).

“Debentures” has the meaning specified in the recitals of the parties hereof.

“Holders” has the meaning specified in the recitals of the parties hereto.

“Initial Purchasers” has the meaning specified in the recitals of the parties hereof.

“Obligations” has the meaning specified in the recitals of the parties hereof.

“Permitted Collateral Liens” means the Liens created hereunder in favor of the Collateral Agent.

“Purchase Agreement” has the meaning specified in the recitals of the parties hereof.

“Pledged Securities” has the meaning specified in Section 1.3 hereof.

“Pledgor” has the meaning specified in the recitals of the parties hereto.

“Secured Amount” has the meaning specified in the recitals of the parties hereto.

“Sweetpea Shares” has the meaning specifie din the recitals of the parties hereto.

“Termination Date” means the date of the payment in full in cash of all obligations due and owing under this Pledge Agreement and the Debentures.

1.2.    Appointment of the Collateral Agent.  The Pledgor hereby appoints the Collateral Agent as Collateral Agent in accordance with the terms and conditions set forth herein and the Collateral Agent hereby accepts such appointment.

1.3.    Pledge and Grant of Security Interest.  As Security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Pledgor hereby assigns and pledges to the Collateral Agent for the ratable benefit of the Holders and hereby grants to the Collateral Agent for the ratable benefit of the Holders, a lien on and security interest in all of the Pledgor’s right, title and interest in, to and under the following property: (a) 330,000 Ordinary Shares of stock of Sweetpea Petroleum Pty Ltd, a company registered under the Corporations Act 2001 (Australia), ABN 42 074 750

879 (the “Pledged Securities”) and the certificates representing the Pledged Securities (if any), (b) all interest, dividends, cash, instruments and other property, if any, from time to time received, receivable or otherwise distributed in  respect of or in exchange for any or all of the then existing Collateral and (c) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) and (b) of this Section and, to the extent not otherwise included, all (i) payments under insurance (whether or not any of the Holders or the Collateral Agent is the loss payee thereof) or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash proceeds of any and all of the foregoing Collateral (such property described in clauses (a) through (c) of this Section 1.3 being collectively referred to herein as the “Collateral”). Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by the Pledgor to the Holders under the Debentures, this Pledge Agreement and any other transaction documents related thereto but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

SECTION 2.  Establishment and Maintenance of Collateral.

(a)               The Collateral Agent shall cause the Collateral to be separate from all other property maintained by the Collateral Agent.

(b)               The Collateral Agent shall, in accordance with all applicable laws, have sole dominion and control over the Collateral.

(c)               No amount shall be released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other Person except as expressly provided in this Pledge Agreement.

SECTION 3.  Delivery and Control of Collateral.  All certificates or instruments representing or evidencing Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer or delivery, or, at the request of the Collateral Agent, shall be accompanied by duly executed instruments of transfer or assignment in blank.  In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

SECTION 4.  Disbursements.  The Collateral Agent shall hold the Collateral and release the same, or a portion thereof, only as follows:

(a)           If (i) an Event of Default under the Debentures occurs and is continuing and (ii) the Holders of a majority in aggregate principal amount of the Debentures accelerate the Debentures by declaring the principal amount of the Debentures to be immediately due and payable in accordance with the provisions of the Debentures, then the Collateral Agent shall promptly, subject to applicable bankruptcy laws, release the cash portion of the Collateral and, if the cash portion shall be insufficient, the Pledged Securities of the Collateral, to the Holders of the Debentures and Global ratably in accordance with (1) the amount of any accrued and unpaid interest on the Debentures and the unpaid principal amount of the Debentures in the case of the Holders and (2) the Secured Amount in the case of Global.

(b)           Upon the release of the Collateral in accordance with the terms of this Pledge Agreement, the security interest evidenced by this Pledge Agreement in such released Collateral will automatically terminate and be of no further force and effect.

(c)           The Holders of a majority in aggregate principal amount of the Debentures at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent or of exercising any trust or power conferred upon the Collateral Agent.  However, the Collateral Agent may refuse to follow any direction that conflicts with law or this Pledge Agreement or that the Collateral Agent determines in good faith is prejudicial to the rights of other Holders or would involve the Collateral Agent in personal liability unless the Collateral Agent is offered indemnity satisfactory to it against loss, liability or expense.

SECTION 5.  Representations and Warranties.  The Pledgor hereby represents and warrants, as of the date hereof, that:

(a)           The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Pledge Agreement will not contravene any provision of applicable law or the certificate of incorporation, bylaws or equivalent organizational instruments of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the lien and security interests granted under this Pledge Agreement; no consent, approval, authorization or order of, or qualification with, and no notice to or filing with, any governmental body or agency or other third party is required (i) for the performance by the Pledgor of its obligations under this Pledge Agreement, (ii) for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (iii) for the perfection or maintenance of the pledge, assignment and security interest created hereby, or (iv) except for any such consents, approvals, authorizations or orders required to be obtained by the Collateral Agent (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Collateral Agent of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement.

(b)           The Pledgor is the legal and beneficial owner of the Collateral, free and clear of any Lien or claims of any Person (except for Permitted Collateral Liens).  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any public office other than the financing statements, if any, to be filed pursuant to this Pledge Agreement.

(c)           This Pledge Agreement has been duly authorized, validly executed and delivered by the Pledgor and (assuming the due authorization and valid execution and delivery of this Pledge Agreement by the Collateral Agent and enforceability of the Pledge Agreement against the Collateral Agent in accordance with its terms) constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and the discretion of the court before which any proceeding therefor may be brought, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and (iv) the waiver of rights and defenses contained in Section 15.11 and Section 15.15 hereof may be limited by applicable law.

(d)           Upon the delivery to the Collateral Agent of the Collateral in accordance with the terms hereof, the pledge of and grant of a security interest in the Collateral securing the payment of the Obligations for the benefit of the Holders will constitute a valid, first priority, perfected security interest in such Collateral, enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any of the Collateral from the Pledgor.

(e)           There are no legal or governmental proceedings pending or, to the best of the Pledgor’s knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any of its subsidiaries is subject that would materially adversely affect the power or ability of the Pledgor to perform its obligations under this Pledge Agreement or to consummate the transactions contemplated hereby.

(f)           The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by law or governmental regulation applicable to the Pledgor.

(g)           No Event of Default exists.

(h)           The chief place of business and chief executive office of the Pledgor are located at the address first specified above for the Pledgor.

SECTION 6.  Further Assurances. The Pledgor will, promptly upon the reasonable request by the Collateral Agent (which request the Collateral Agent may submit at the direction of the Holders of a majority in aggregate principal amount of the notes then outstanding), execute and deliver or cause to be executed and delivered, or use its commercially reasonable efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Collateral Agent and take any other actions that are necessary or desirable to perfect, continue the perfection of, or protect the first priority of the Holders’ security interest in and to the Collateral, to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Collateral Agent) or to effect the purposes of this Pledge Agreement.  The Pledgor will promptly pay all reasonable costs incurred in connection with any of the foregoing within 45 days of receipt of an invoice therefor.  The Pledgor also agrees, whether or not requested by the Collateral Agent, to use its commercially reasonable efforts to perfect or continue the perfection of, or to protect the first priority of, the Holders’ security interest in and to the Collateral, and to protect the Collateral against the rights, claims or interests of third persons (other than any such rights, claims or interests created by or arising through the Collateral Agent).

SECTION 7.  Covenants.  The Pledgor covenants and agrees with the Collateral Agent and the Holders that from and after the date of this Pledge Agreement until the Termination Date:

(a)           it will not (i) (and will not purport to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral nor (ii) create or permit to exist any Lien upon or with respect to any of the Collateral (except for Permitted Collateral Liens and any Lien created by or arising through the Collateral Agent) and at all times will be the sole beneficial owner of the Collateral;

(b)           it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Collateral Agent’s rights or remedies hereunder, including, without limitation, the Collateral Agent’s right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Collateral not later than three Business Days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to the Collateral;

(c)           it will keep its chief place of business and chief executive office at the location therefor specified in Section 5(h) or upon 30 days’ prior written notice to the Collateral Agent, at such other locations in a jurisdiction where all actions required by Section 6 have been taken with respect to the Collateral.

SECTION 8.  Power of Attorney; Agent May Perform.  (a)  Subject to the terms of this Pledge Agreement, the Pledgor hereby appoints and constitutes the Collateral Agent as the Pledgor’s attorney-in-fact (with full power of substitution) to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default:

(i)           collection of proceeds of the Collateral;

(ii)          conveyance of any item of Collateral to any purchaser thereof;

(iii)         giving of any notices or recording of any Liens hereof; and

(iv)          paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole reasonable discretion, and such payments made by the Collateral Agent to become part of the Obligations secured hereby, due and payable immediately upon demand.  The Collateral Agent’s authority under this Section 8 shall, at any time after the occurrence and during the continuance of an Event of Default include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Pledgor’s name on all financing statements (to the extent permitted by applicable law) or any other documents necessary or appropriate to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor’s name on any notice of Lien (to the extent permitted by applicable law), and to take any other actions arising from or necessarily incident to the powers granted to the Collateral Agent in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

(b)           If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may, but is not obligated to, after providing to the Pledgor notice of such failure and five Business Days to effect such performance, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 12.

SECTION 9.  No Assumption of Duties; Reasonable Care.  The rights and powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the security interest of the Collateral Agent for the benefit of the Holders in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on, the Collateral Agent in connection therewith other than those expressly provided herein or imposed under applicable law.  Except as provided by applicable law, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords similar property held by the Collateral Agent for similar accounts, it being understood that the Collateral Agent in its capacity as such

(a)           may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and

(b)           shall not have any responsibility for

(i)  ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or

(ii)  taking any necessary steps for the existence, enforceability or perfection of any security interest of the Collateral Agent or to preserve rights against any parties with respect to any Collateral.

In no event shall the Collateral Agent be liable for the existence, validity, enforceability or perfection of any security interest of the Collateral Agent, or for special indirect or consequential damages or lost profits or loss of business, arising in connection with this Agreement.

SECTION 10.  Indemnity.  The Pledgor shall fully indemnify, hold harmless and defend the Collateral Agent and its directors and officers from and against any and all claims, losses, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees, expenses, and damages arising from the Collateral Agent’s appointment and performance as Collateral Agent under this Pledge Agreement, except to the extent that such claim, action, obligation, liability or expense is directly caused by the bad faith, gross negligence or willful misconduct of such indemnified person. The provisions of this Section 10 shall survive termination of this Pledge Agreement and the resignation and removal of the Collateral Agent.

SECTION 11.  Remedies upon Event of Default. Subject to Section 4(a) if any Event of Default under the Debentures shall have occurred and be continuing and the Debentures shall have been accelerated in accordance with the provisions thereof:

(a)           The Collateral Agent and the Holders shall have, in addition to all other rights given by law or by this Pledge Agreement, all of the rights and remedies with respect to the Collateral of a secured party upon default under the Colorado Uniform Commercial Code (whether or not the Colorado Uniform Commercial Code applies to the affected Collateral) at that time.  In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Collateral Agent, the Collateral Agent may and, at the written direction of the Holders of a majority in aggregate principal amount of the Debentures then outstanding, shall appoint a broker or other expert to sell or cause the same to be sold at any broker’s board or at public or private sale, in one or more sales or lots, at such price or prices such broker or other expert may deem commercially reasonable, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor.  Unless any of the Collateral threatens, in the reasonable judgment of the Collateral Agent, to decline speedily in value, the Collateral Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made.  Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable.  Any requirements of reasonable notice shall be met if notice of the time and place of any public sale or the time after which any private sale is to be made is given to the Pledgor as provided in Section 15.1 hereof at least ten (10) days before the time of the sale or disposition.  The Collateral Agent or any Holder may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  All expenses (including court costs and reasonable attorneys’ fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

(b)           The Pledgor further agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 11 valid and binding and in compliance with any and all other applicable requirements of law.  The Pledgor further agrees that a breach of any of the covenants contained in this Section 11 will cause irreparable injury to the Holders, that the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 11 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

(c)           All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 12) by the Collateral Agent for the ratable benefit of the Holders first against any accrued and unpaid interest on the Debentures and thereafter against the remaining Obligations. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all of the Obligations shall be paid over to the Pledgor.

(d)           The Collateral Agent may, but is not obligated to, exercise any and all rights and remedies of the Pledgor in respect of the Collateral.

(e)           Subject to and in accordance with the terms of this Pledge Agreement, all payments received by the Pledgor in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

(f)           The Collateral Agent may, without notice to the Pledgor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Obligations against the Collateral or any part thereof.

SECTION 12.  Fees and Expenses.  Pledgor agrees to pay to Collateral Agent the fees as may be agreed upon from time to time in writing.  The Pledgor will upon demand pay to the Collateral Agent the amount of any and all expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, and experts and agents retained by the Collateral Agent that the Collateral Agent may incur in connection with:

(a)           the review, negotiation and administration of this Pledge Agreement,

(b)           the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral,

(c)           the exercise or enforcement of any of the rights of the Collateral Agent and the Holders hereunder or

(d)           the failure by the Pledgor to perform or observe any of the provisions hereof.

SECTION 13.  Security Interest Absolute.  All rights of the Collateral Agent and the Holders and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Debentures;

(b)           any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Obligations;

(c)           any change, restructuring or termination of the corporate structure or the existence of the Pledgor or any of its subsidiaries;

(d)           to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Pledge Agreement; or

(e)           any manner of application of other collateral, or proceeds thereof, to all or any item of the Obligations, or any manner of sale or other disposition of any item of Collateral for all or any of the Obligations.

SECTION 14.  Collateral Agent’s Representations, Warranties and Covenants.  The Collateral Agent (in such capacity) hereby:

(a)           represents and warrants that it is a commercial bank that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder and with respect to the Collateral;

(b)           hereby represents that, subject to applicable law, it has not granted, and covenants that it shall not grant, control (including without limitation, securities control) over or with respect to any Collateral from time to time to any other Person other than the Collateral Agent (in its capacity as such);

(c)           covenants that it shall not, subject to applicable law, knowingly take any action inconsistent with, and represents and covenants that it is not and so long as this Pledge Agreement remains in effect will not knowingly become, party to any agreement the terms of which are inconsistent with, the provisions of this Pledge Agreement;

(d)           agrees that any item of Collateral shall not be subject to any security interest, Lien or right of set-off, except as may be expressly permitted under the Debentures; and

(e)           agrees to maintain the Collateral and maintain appropriate books and records in respect thereof in accordance with its usual procedures and subject to the terms of this Pledge Agreement.

SECTION 15.  Miscellaneous Provisions.

15.1  Notices.  Any notice, approval, direction, consent or other communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

if to the Pledgor:

PetroHunter Energy Corporation
Suite 1400, 1875 Lawrence Street
Denver, CO 80202
Attention: Chief Financial Officer
Telecopier No.:  (303) 572-8927

if to the Collateral Agent:

Bruce E. Lazier
6440 N. Central Expressway, Suite 412
Dallas, TX 75206
Telecopier No.:  (214) 368-9094

or, as to any such party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section.  All such notices and other communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, first class postage prepaid, if mailed; when receipt is confirmed, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

15.2.  No Adverse Interpretation of Other Agreements.  This Pledge Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof.  No such pledge, security or debt agreement (other than the Debentures) may be used to interpret this Pledge Agreement.

15.3. Severability.  The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

15.4. Headings.  The headings in this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

15.5.  Counterpart Originals.  This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

15.6. Benefits of Pledge Agreement.  Nothing in this Pledge Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

15.7.  Amendments, Waivers and Consents.  Any amendment or waiver of any provision of this Pledge Agreement and any consent to any departure by the Pledgor or Collateral Agent from any provision of this Pledge Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Debentures, and none of Collateral Agent, the Pledgor, or any Holder shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Collateral Agent, the Pledgor, or any Holder to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Collateral Agent, the Pledgor, or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent, the Pledgor, or such Holder would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

15.8. Continuing Security Interest; Termination.

(a)  This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in the Debentures or in this Pledge Agreement, remain in full force and effect until the Termination Date.  This Pledge Agreement shall be binding upon the parties hereto and their respective transferees, successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Pledgor, the Holders and their respective successors, transferees and assigns.

(b)  Upon the Termination Date, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor.  At such time, the Collateral Agent shall promptly reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms of this Pledge Agreement and the Debentures and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination including, without limitation, termination statements in respect of each jurisdiction in which a financing statement in respect of the security interest created hereby has been filed. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent in its capacity as such, except as to the absence of any Liens on the Collateral created by or arising through the Collateral Agent, and shall be at the reasonable expense of the Pledgor.

15.9. Survival Provisions.  All representations, warranties and covenants contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement.  The obligations of the Pledgor under Sections 10 and 12 hereof and the obligations of the Collateral Agent under Section 15.9(b) hereof shall survive the termination of this Pledge Agreement.

15.10.  Waivers.  The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Debentures.

15.11.  Authority of the Collateral Agent.

(a)           The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incident thereto.  The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or attorneys, shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters.  Except as otherwise expressly provided in this Pledge Agreement or the Debentures, neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be liable to the Pledgor for any action taken or omitted to be taken by the Collateral Agent, in its capacity as Collateral Agent, hereunder, except for its own bad faith, gross negligence or willful misconduct, and the Collateral Agent shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or Security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely conclusively on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper Person or Persons.  The Collateral Agent shall have no duty to cause any financing statement or continuation statement to be filed in respect of the Collateral.

(b)           The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Pledge Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Collateral Agent and the Holders, be governed by the Debentures and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

15.12.  Final Expression.  This Pledge Agreement, together with the Debentures and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

15.13.  Rights of Holders.  No Holder shall have any independent rights hereunder other than those rights granted to individual Holders pursuant to the Debentures.

15.14. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.  (a) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF COLORADO, AND, EXCEPT TO THE

EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF COLORADO, ANY DISPUTE ARISING OUT  OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO.

(b)           THE PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AGREEMENT AND FOR ACTIONS BROUGHT UNDER THE U.S. FEDERAL OR STATE SECURITIES LAWS BROUGHT IN ANY FEDERAL COURT OR THE DISTRICT COURT OF COLORADO, LOCATED IN THE CITY OF DENVER (EACH A “COLORADO COURT”), AND CONSENTS THAT ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE MADE BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE PLEDGOR AT THE ADDRESS INDICATED IN SECTION 15.1. EACH OF THE PARTIES HERETO SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY COLORADO COURT AND TO THE COURTS OF ITS CORPORATE DOMICILE WITH RESPECT TO ANY ACTIONS BROUGHT AGAINST IT AS DEFENDANT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THE PLEDGOR, THE COLLATERAL AGENT AND THE HOLDERS IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LAYING OF VENUE, INCLUDING ANY PLEADING OF FORUM NON CONVENIENS, WITH RESPECT TO ANY SUCH ACTION AND WAIVES ANY RIGHT TO WHICH IT MAY BE ENTITLED ON ACCOUNT OF PLACE OF RESIDENCE OR DOMICILE.

(c)           THE PLEDGOR AGREES THAT THE COLLATERAL AGENT SHALL, IN ITS CAPACITY AS SUCH OR IN THE NAME AND ON BEHALF OF ANY HOLDER, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR THE COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE PLEDGOR OR THE COLLATERAL, AS THE CASE MAY BE) TO ENABLE THE COLLATERAL AGENT TO REALIZE ON SUCH COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED.

(d)           THE PLEDGOR AGREES THAT NEITHER ANY HOLDER NOR (EXCEPT AS OTHERWISE PROVIDED IN THIS PLEDGE AGREEMENT OR THE DEBENTURES) THE COLLATERAL AGENT IN ITS CAPACITY AS COLLATERAL AGENT SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS PLEDGE AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE COLLATERAL AGENT OR SUCH HOLDER, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE COLLATERAL AGENT OR SUCH HOLDERS, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(e)           TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE COLLATERAL AGENT OR ANY HOLDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER PERTAINING TO THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT ENTERED IN FAVOR OF THE COLLATERAL AGENT OR ANY HOLDER, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR, ON THE ONE HAND, AND THE COLLATERAL AGENT AND/OR THE HOLDERS, ON THE OTHER HAND.

15.15.  Effectiveness.  This Pledge Agreement shall become effective upon the issuance of the Debentures.

IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

Pledgor:

PETROHUNTER ENERGY CORPORATION

By: _____________________________________
Name:
Title:

Collateral Agent:

BRUCE E. LAZIER

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